Exhibit (b)

Natixis Funds Trust IV

Section 906 Certification

In connection with the report on Form N-CSR for the period ended July 31, 2015 for the Registrant (the “Report”), each of the undersigned hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	By:
President and Chief Executive Officer	Treasurer
Natixis Funds Trust IV	Natixis Funds Trust IV

David L. Giunta	Michael C. Kardok
David L. Giunta	Michael C. Kardok

Date: September 21, 2015	Date: Date: September 21, 2015

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Natixis Funds Trust IV, and will be retained by the Natixis Funds Trust IV and furnished to the Securities and Exchange Commission or its staff upon request.